Exhibit 1.1

Dynasty Financial Partners Inc.

Class A Common Stock

Underwriting Agreement

[•], 2022

Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Ave

New York, New York 10179

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Dynasty Financial Partners Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as Representatives, an aggregate of [•] shares of Class A common stock, par value $0.01 per share, of the Company (the “Firm Shares”), and, at the election of the Underwriters, up to [•] additional shares of Class A common stock, par value $0.01 per share, of the Company (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

In connection with the offering contemplated by this Agreement, the “Reorganization Transactions” (as described in the section titled “Our Structure and Reorganization” in the Registration Statement and the Preliminary Prospectus, each as defined below) were or will be effected, pursuant to which the Company will become the sole managing member of Dynasty Financial Partners, LLC, a Delaware limited liability company, and will operate and control all of the business and affairs of Dynasty Financial Partners, LLC. Each of the Company and Dynasty Financial Partners, LLC are collectively referred to herein as the “Dynasty Parties.”

Goldman Sachs & Co. LLC (the “Directed Share Underwriter”) has agreed to reserve up to [●] Shares of the Shares to be purchased by it under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants”). The Shares to be sold by the Directed Share Underwriter pursuant to the Directed Share Program are hereinafter called the “Directed Shares.” Any Directed Shares not confirmed, orally or otherwise, for purchase by the deadline established therefor by the Directed Share Underwriter in consultation with the Company will be offered to the public by the Underwriters as set forth in the Prospectus.

1.             Each Dynasty Party, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)             A registration statement on Form S-1 (File No. 333-262245) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)             (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)             For the purposes of this Agreement, the “Applicable Time” is [●] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication listed in Schedule II(d) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)             The Registration Statement conforms and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)             None of the Dynasty Parties or any of their respective subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (in each case, other than in the ordinary course of business) that is material to the Dynasty Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Dynasty Parties and their subsidiaries, taken as a whole, except for transactions and agreements related to the Reorganization Transactions and the issuance and sale of the Shares and the use of the net proceeds therefrom or otherwise than as set forth or contemplated in the Pricing Prospectus, including, but not limited to, this Agreement, Dynasty Financial Partners, LLC’s amended and restated limited liability company agreement to become effective on or prior to the First Time of Delivery (as so amended and restated, the “Dynasty Financial Partners Amended and Restated Limited Liability Company Agreement”), the tax receivable agreement (the “Tax Receivable Agreement”) between the Company, Dynasty Financial Partners, LLC and The TRA Parties, the registration rights agreement between the Company, Dynasty Financial Management, LLC and certain stockholders of the Company party thereto (the “Registration Rights Agreement” and, together with this Agreement, the Dynasty Financial Partners Amended and Restated Limited Liability Company Agreement, the Tax Receivable Agreement and the Registration Rights Agreement, the “Transaction Documents”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and except as disclosed or contemplated therein, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or restricted stock units or the award, if any, of stock options or restricted stock units or restricted stock pursuant to the Company’s or Dynasty Financial Partners’ equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities or securities of Dynasty Financial Partners as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Dynasty Parties and their respective subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Dynasty Parties and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Dynasty Parties to perform their respective obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, including the Reorganization Transactions;

(f)             The Dynasty Parties and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection (bb)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Dynasty Party and their subsidiaries; and any real property and buildings held under lease by the Dynasty Parties and their subsidiaries are held by them under, to each Dynasty Party’s knowledge, valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Dynasty Parties and their subsidiaries, taken as a whole;

(g)             Each of the Dynasty Parties has been (i) duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each subsidiary of the Company has been duly incorporated, formed or organized and is validly existing and in good standing (to the extent such concept is recognized is such jurisdictions) under the laws of its jurisdiction of organization, except to the extent that failure to be so duly organized, validly existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;, and each subsidiary of each Dynasty Party that is required to be listed in the Registration Statement under Item 601(b)(21) of Regulation S-K has been listed in the Registration Statement;

(h)             On or prior to the First Time of Delivery, the Company will have an authorized capitalization as set forth in the Pricing Prospectus, immediately after giving effect to the Reorganization Transactions (including the issuance of the Firm Shares, the use of the net proceeds therefrom and the Note Conversion as described in the Pricing Prospectus), the Company would have an issued share capital as set forth under the pro forma as adjusted column of the capitalization table in the section of the Pricing Prospectus entitled “Capitalization;” following the filing of the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) with the State of Delaware on or prior to the First Time of Delivery, all of the issued shares of capital stock of the Company (including the Shares) will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will have been validly issued, fully paid and non-assessable and will conform in all material respects to the description of the stock contained in the Pricing Disclosure Package and the Prospectus; upon the effectiveness of the Fourth Amended and Restated Operating Agreement of Dynasty Financial Partners, LLC and after giving effect to the Reorganization Transactions, all of the issued and outstanding equity interests of Dynasty Financial Partners, LLC and each subsidiary of the Dynasty Parties will have been duly and validly authorized and issued, fully paid and non-assessable (to the extent such concept is applicable) and all of the issued and outstanding equity interests of each subsidiary of the Dynasty Parties (other than Dynasty Financial Partners, LLC) are owned directly or indirectly by the Dynasty Parties, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus; and all of the issued and outstanding equity interests of Dynasty Financial Partners, LLC held by the Company are free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus;

(i)             The issue and sale of the Shares and the compliance by the Dynasty Parties with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus, including the Reorganization Transactions, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Dynasty Parties or any of their respective subsidiaries are a party or by which the Dynasty Parties or any of their respective subsidiaries are bound or to which any of the property or assets of the Dynasty Parties or any of their subsidiaries are subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of (1) the Dynasty Parties or (2) any of their respective subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Dynasty Parties or any of their respective subsidiaries or any of their properties, except, in the case of clauses (A), B(2) and (C) above, for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Dynasty Parties of the Reorganization Transactions and the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority ("FINRA") of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(j)             Neither Dynasty Party nor any of its respective subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Dynasty Parties or any of their respective subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause (i), with respect to the Company’s subsidiaries, and in the case of foregoing clauses (ii) and (iii), with respect to the Company and the Company’s subsidiaries, for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(k)             The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the capital stock, under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of our Class A Common Stock” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws, and documents specifically referred to therein and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate, complete and fair in all material respects;

(l)             Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which each Dynasty Party or any of their respective subsidiaries or, to the Dynasty Parties’ knowledge, any officer or director of the Dynasty Parties, is a party or of which any property of the Dynasty Parties or any of their respective subsidiaries or, to the Dynasty Parties’ knowledge, any officer or director of the Dynasty Parties, is the subject which, if determined adversely to the Dynasty Parties or any of their subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Dynasty Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(m)             The Dynasty Parties are not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)             At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(o)             PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(p)             The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) is designed to comply with the applicable requirements of the Exchange Act (it being understood that this subsection shall not require the Company to comply with the reporting and attestation requirements of Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law), (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(q)             Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(r)             The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system;

(s)             This Agreement has been duly authorized, executed and delivered by each Dynasty Party and each of the other Transaction Documents to which it is a party has been duly authorized by each Dynasty Party and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of each such Dynasty Party enforceable against it in accordance with its terms, except, in the case of each Transaction Document, as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and each such Transaction Document conforms in all material respects to the description thereof contained in the Pricing Prospectus;

(t)             None of the Dynasty Parties nor any of their subsidiaries, nor any director or officer, nor, to the knowledge of the Dynasty Parties, any agent, employee, affiliate or other person associated with or acting on behalf of the Dynasty Parties or any of their subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof) to any foreign or domestic government official or employee or to any person in violation of any applicable Anti-Corruption Laws (as defined below); (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any person in violation of any applicable Anti-Corruption Laws; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Dynasty Parties and their subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws; neither Dynasty Party nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(u)             The operations of each Dynasty Party and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each Dynasty Party and its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Dynasty Parties threatened;

(v)             None of the Dynasty Parties or any of their subsidiaries nor any director, officer or employee of the Dynasty Parties or any of their subsidiaries nor, to the knowledge of the Dynasty Parties, any agent, affiliate or other person associated with or acting on behalf of the Dynasty Parties or any of their subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Dynasty Parties will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Dynasty Parties nor any of their subsidiaries is knowingly engaged in, or has, at any time in the past five years, knowingly engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Dynasty Parties and their subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(w)             The financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the entities purported to be shown thereby as of and at the dates indicated and the statement of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise stated therein). The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included under the caption “Unaudited Pro Forma Consolidated Financial Information” present fairly in all material respects the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are believed by the Dynasty Parties to be reasonable and the adjustments used therein are believed by the Dynasty Parties to be appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(x)             From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(y)             There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(z)             The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement;

(aa)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Dynasty Parties and their subsidiaries own, or otherwise possess, or can acquire on reasonable terms, adequate rights to all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other worldwide intellectual property and proprietary rights of any kind in all relevant jurisdictions (including applicable registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted; (ii) to the knowledge of the Dynasty Parties, the Intellectual Property Rights owned by the Dynasty Parties and their subsidiaries are valid, subsisting and enforceable; (iii) to the knowledge of the Dynasty Parties, neither the Dynasty Parties nor the conduct of their respective businesses, have infringed, misappropriated or otherwise violated, or infringe, misappropriate or otherwise violate, any Intellectual Property Rights owned by third parties and the Dynasty Parties and their subsidiaries have not received any written notice of any claim of infringement, misappropriation or other violation of any such rights of third parties; (iv) to the knowledge of the Dynasty Parties, no person or entity is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Dynasty Parties or any of their subsidiaries; (v) there is no pending or, to the knowledge of the Dynasty Parties, threatened in writing action, suit, proceeding or claim by a third party (A) challenging the ownership, validity, scope or enforceability of, or any rights of the Dynasty Parties or any of their subsidiaries in, any Intellectual Property Rights owned by the Dynasty Parties and their subsidiaries or (B) alleging that any of the Dynasty Parties or any of their subsidiaries has infringed, misappropriated, or otherwise violated any Intellectual Property Rights of any third party; (vi) the Dynasty Parties have taken commercially reasonable steps to secure their respective interests in the Intellectual Property Rights developed by their employees and contractors in the course of their employment with or service to the Dynasty Parties; and (vii) the Dynasty Parties and their subsidiaries use, and have used, commercially reasonable efforts in accordance with normal industry practice to maintain and protect the confidentiality of all trade secrets of the Dynasty Parties and their subsidiaries.

(bb)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Dynasty Parties and their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards in accordance with normal industry practice to maintain and protect (A) the integrity, continuous operation, redundancy and security of all of their information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and (B) all confidential or proprietary data and information (including all personal or personally identifiable, sensitive, confidential or regulated data) of their respective users, customers or employees processed by or controlled by the Dynasty Parties and their respective subsidiaries (collectively, "Data"); (ii) the Dynasty Parties’, and their subsidiaries’, respective IT Systems are adequate for, and operate and perform as required in connection with the operation of the business of the Dynasty Parties and their subsidiaries as currently conducted; (iii) there have been no unauthorized breaches or violations, outages, destruction, loss, ransomware attacks or unauthorized uses of, or misappropriation, modification or accesses to or other compromises of (each, a "Breach") the Dynasty Parties’ and their subsidiaries’ respective IT Systems or Data, in each case, excluding those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; (iv) none of the Dynasty Parties nor any of their subsidiaries have been notified of, or have knowledge of, any event or condition that would reasonably be expected to result in, a Breach to their IT Systems or Data; (v) the Dynasty Parties and their subsidiaries have taken commercially reasonable technical and organizational measures necessary to protect the IT Systems and Data, and including, without limiting the foregoing, commercially reasonable information technology, information security, cybersecurity and data protection controls, policies and procedures, oversight, access controls, encryption, technological and physical safeguards and backup and disaster recovery procedures, consistent with industry standards and practices; (vi) the Dynasty Parties and their subsidiaries have at all times complied and are presently in compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from a Breach (“Data Security Obligations”); and (vii) there is no pending or, to the knowledge of the Dynasty Parties, threatened in writing action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Data Security Obligation by any Dynasty Party or any of their subsidiaries.

(cc)           Except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (i) the Dynasty Parties and their subsidiaries and each “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) sponsored, maintained or contributed to by any Dynasty Party or any of its subsidiaries or ERISA Affiliates (as defined below) (each, a “Plan”) are in compliance in all material respects with ERISA and any other applicable laws; (ii) no “reportable event” (as defined under ERISA) has occurred with respect to any Plan subject to Title IV of ERISA sponsored, maintained or contributed to by any Dynasty Party or any of its subsidiaries or ERISA Affiliates (each, a “Pension Plan”); (iii) no Pension Plan, if terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) no failure to satisfy the minimum funding standard under Section 412 of the Code (as defined below), whether or not waived, has occurred or is reasonably expected to occur with respect to any Pension Plan; (v) none of the Dynasty Parties, their subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 430, 4971, 4975 or 4980B of the Code and (vi) each Plan that is intended to be qualified under Section 401 of the Code has received a current favorable Internal Revenue Service (“IRS”) determination letter or is comprised of a master, prototype or volume submitter plan that has received such a favorable letter from the IRS and, to the knowledge of the Dynasty Parties, no event, whether by action or failure to act, has occurred since the date of such qualification that would adversely affect such qualification. “ERISA Affiliate” means, with respect to each Dynasty Party or a subsidiary of such Dynasty Party, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which such Dynasty Party or such subsidiary is a member;

(dd)           The Dynasty Parties and their subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;

(ee)           Each Dynasty Party and its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Neither Dynasty Party nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(ff)           Dynasty Securities, LLC is registered as a broker-dealer with the Commission, is a member in good standing of each self-regulatory organization of which it is required to be a member, and is duly registered or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All persons associated with Dynasty Securities, LLC are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with Dynasty Securities, LLC requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The broker-dealer operations of Dynasty Securities, LLC have been conducted in compliance with all applicable requirements of the Exchange Act and the rules and regulations of the Commission and each applicable self-regulatory organization and state securities regulatory authority, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(gg)           Each of the Dynasty Parties, and each of their respective subsidiaries, officers and employees, who is required to be registered, licensed or qualified as (x) an investment adviser or (y) an investment adviser representative under the Investment Advisers Act of 1940, as amended (“Advisers Act”), or any applicable similar U.S. state securities law, is registered, licensed or qualified as such, and such registration, license or qualification has not been suspended, revoked or rescinded and remains in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Dynasty Wealth Management LLC is the only subsidiary of the Dynasty Parties that is required to be registered under the Advisers Act or that otherwise provides investment advisory services.  The investment adviser operations of Dynasty Wealth Management, LLC have been conducted in compliance with all applicable requirements of the Advisers Act and the rules and regulations of the Commission and each applicable state securities regulatory authority, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(hh)           Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;

(ii)             None of the Dynasty Parties or any of their affiliates has taken or will take, directly or indirectly, any action that is designed to or that would reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided however, that the Dynasty Parties make no representation or warranty with respect to any such activity that the Underwriters have undertaken or may undertake in connection with this Agreement or the offering of the Shares hereunder;

(jj)            There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by any of the Dynasty Parties or any of their respective subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(kk)           The statistical and market related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Dynasty Parties believe to be reliable and accurate in all material respects;

(ll)             Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Dynasty Parties and their subsidiaries has filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it in any jurisdiction and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (whether or not shown on a tax return and including in its capacity as a withholding agent), except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP; and (ii) there are no current, pending or, to the knowledge of the Dynasty Parties, threatened tax audits, assessments or other claims or proceedings with respect to any Dynasty Party or any of their subsidiaries;

(mm)          No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(nn)           The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(oo)           No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of jurisdictions in which the Directed Shares are offered;

(pp)           The Company has specifically directed in writing the allocation of Shares to each Participant in the Directed Share Program, and neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision; and

(qq)           The Company has not offered, or caused the Directed Share Underwriter or its affiliates to offer, Shares to any person pursuant to the Directed Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier's terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•] the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

3.             Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.             (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2022 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)             The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•], New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.               Each Dynasty Party agrees, jointly and severally, with each of the Underwriters:

(a)             To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)             Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)             Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based upon the advice of counsel, required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)             To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Dynasty Parties and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system;

(e)             During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or publicly file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of any series of Stock (including, without limitation, limited liability company interests in Dynasty Financial Partners, LLC or Dynasty Financial Management, LLC (“Units”)) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of any series of Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder or securities issued, transferred, redeemed or exchanged in connection with the Reorganization Transactions, (B) the Shares or any such substantially similar securities to be issued pursuant to employee incentive plans or similar plans existing as of the date of this Agreement (as described in the Registration Statement, the Pricing Prospectus and the Prospectus), (C) the Shares or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement (as described in the Registration Statement, the Pricing Prospectus and the Prospectus), (D) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such employee incentive plans or similar plans and (E) the issuance by the Company of shares of Stock or securities convertible into shares of Stock in connection with an acquisition or business combination, provided that the aggregate number of shares of Stock issued pursuant to this clause (E) during the Lock-Up Period shall not exceed 5% of the total number of shares of Stock issued and outstanding on the closing date of the offering (assuming that all outstanding units of Dynasty Financial Partners, LLC are exchanged for newly issued shares of Class A common stock on a one-to-one basis), and provided further that, in the case of any issuance pursuant to this clause (E), any recipient of shares of Stock shall have executed and delivered to the Representatives a lock-up letter as described in Section 8(i)), without the prior written consent of the Representatives;

(f)             If Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(i) hereof for an officer or director of the Company (including any person who is named in the Registration Statement to become a director of the Company at a future date) and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(g)             During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Dynasty Parties and their consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Dynasty Parties and their respective subsidiaries for such quarter in reasonable detail; provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system or on its website shall be deemed to have been furnished and delivered to the stockholders at the same time furnished to or filed with the Commission or portal on its website;

(h)             During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided, however, that no report, communication or financial statement need be furnished pursuant to this subsection (h) to the extent (A) they are furnished or filed by the Company and publicly available on the Commission’s EDGAR system or its website, in which case they shall be deemed to have been furnished and delivered to the Representatives at the same time furnished to or filed with the Commission or portal on its website or (B) in the case of clause (ii), the provision of which would require public disclosure by the Company under Regulation FD);

(i)             To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)             To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the NASDAQ Global Market (“NASDAQ”);

(k)             To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l)             If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(m)             To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

(n)             To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.             (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)             The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)             The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)             The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e)             Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.             The Dynasty Parties covenant and agree with the several Underwriters that the Dynasty Parties will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Dynasty Parties’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and documented disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which expenses of counsel, together with expenses, costs and fees of counsel in (v), shall not exceed $50,000 in the aggregate; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the reasonable fees and documented disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, which expenses, costs and fees of counsel, together with expenses of counsel in (iii), shall not exceed $50,000 in the aggregate; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) any transfer taxes payable in connection with the transfer of the Shares to the Underwriters; (ix) all reasonable fees and documented disbursements of counsel for the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.             The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Dynasty Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Dynasty Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)             The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)             Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)             Sullivan & Cromwell LLP, counsel for the Dynasty Parties, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d)             On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(e)             On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of the Company and Dynasty Financial Partners, LLC shall have furnished to the Representatives a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(f)             (i) None of the Dynasty Parties or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and except as disclosed therein there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options, warrants or restricted stock units or the award, if any, of stock options, restricted stock units or restricted stock in the ordinary course of business, pursuant to the Company’s or Dynasty Financial Partners, LLC’s equity plans that are described in the Pricing Prospectus, or (B) the issuance, if any, of stock upon conversion of Company securities or securities of Dynasty Financial Partners, LLC as described in the Pricing Prospectus) or long-term debt of the Dynasty Parties or any of their respective subsidiaries, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Dynasty Parties and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Dynasty Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the Reorganization Transactions and other transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ reasonable judgment (other than a defaulting Underwriter under Section 13 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)             On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)             The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, for quotation on NASDAQ;

(i)             The Dynasty Parties shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and equityholder of the Dynasty Parties listed on Schedule III hereto, substantially to the effect set forth in Annex II hereof in form and substance satisfactory to the Representatives;

(j)             Prior to or concurrent with the First Time of Delivery, the Reorganization Transactions shall have been consummated in a manner consistent with the description thereof in the Registration Statement, Pricing Prospectus and the Prospectus (except those Reorganization Transactions that are ongoing or recurring in nature);

(k)             The Dynasty Parties shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l)             The Dynasty Parties shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Dynasty Parties reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Dynasty Parties herein at and as of such Time of Delivery, as to the performance by the Dynasty Parties of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

9.             (a)  The Dynasty Parties will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Dynasty Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)             Each Underwriter, severally and not jointly, will indemnify and hold harmless each Dynasty Party against any losses, claims, damages or liabilities to which each Dynasty Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse each Dynasty Party for any legal or other expenses reasonably incurred by each Dynasty Party in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the eighth, ninth and tenth paragraphs under the caption “Underwriting”.

(c)             Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)             If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Dynasty Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Dynasty Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Dynasty Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Dynasty Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Dynasty Parties on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Dynasty Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)             The obligations of the Dynasty Parties under this Section 9 shall be in addition to any liability which the Dynasty Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Dynasty Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.            (a)  The Dynasty Parties will indemnify and hold harmless the Directed Share Underwriter against any losses, claims, damages and liabilities to which the Directed Share Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Dynasty Parties for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) are related to, arise out of or are in connection with the Directed Share Program, and will reimburse the Directed Share Underwriter for any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (ii) and (iii) above, the Dynasty Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter.

(b)             Promptly after receipt by the Directed Share Underwriter of notice of the commencement of any action, the Directed Share Underwriter shall, if a claim in respect thereof is to be made against the Dynasty Parties, notify the Dynasty Parties in writing of the commencement thereof; provided that the failure to notify the Dynasty Parties shall not relieve the Dynasty Parties from any liability that it may have under the preceding paragraph of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Dynasty Parties shall not relieve it from any liability that it may have to the Directed Share Underwriter otherwise than under the preceding paragraph of this Section 10. In case any such action shall be brought against the Directed Share Underwriter and it shall notify the Dynasty Parties of the commencement thereof, the Dynasty Parties shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Directed Share Underwriter (who shall not, except with the consent of the Directed Share Underwriter, be counsel to the Dynasty Parties), and, after notice from the Dynasty Parties to the Directed Share Underwriter of its election so to assume the defense thereof, the Dynasty Parties shall not be liable to the Directed Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Directed Share Underwriter, in connection with the defense thereof other than reasonable costs of investigation. The Dynasty Parties shall not, without the written consent of the Directed Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Share Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Directed Share Underwriter from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Share Underwriter.

(c)             If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless the Directed Share Underwriter under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Dynasty Parties shall contribute to the amount paid or payable by the Directed Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Dynasty Parties on the one hand and the Directed Share Underwriter on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Dynasty Parties shall contribute to such amount paid or payable by the Directed Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Dynasty Parties on the one hand and the Directed Share Underwriter on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Dynasty Parties on the one hand and the Directed Share Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Dynasty Parties bear to the total underwriting discounts and commissions received by the Directed Share Underwriter for the Directed Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Dynasty Parties on the one hand or the Directed Share Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Dynasty Parties and the Directed Share Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the Directed Share Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), the Directed Share Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares sold by it and distributed to the Participants exceeds the amount of any damages which the Directed Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)             The obligations of the Dynasty Parties under this Section 10 shall be in addition to any liability which the Dynasty Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Directed Share Underwriter and each person, if any, who controls the Directed Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Directed Share Underwriter.

11.            (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Shares, then the Dynasty Parties shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Dynasty Parties that they have so arranged for the purchase of such Shares, or the Dynasty Parties notifies the Representatives that they have so arranged for the purchase of such Shares, the Representatives or the Dynasty Parties shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)             If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)             If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Dynasty Parties, except for the expenses to be borne by the Dynasty Parties and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.             The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Dynasty Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Dynasty Parties, or any officer or director or controlling person of the Dynasty Parties, and shall survive delivery of and payment for the Shares.

13.             If this Agreement shall be terminated pursuant to Section 11 hereof, the Dynasty Parties shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Dynasty Parties as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Dynasty Parties will, jointly and severally, reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including reasonable and documented out-of-pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Dynasty Parties shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof.

14.             In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; and if to the Dynasty Parties shall be delivered or sent by mail, telex or facsimile transmission to the address of the Dynasty Financial Partners, LLC set forth on the cover of the Registration Statement, Attention: Jonathan Morris; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Dynasty Parties by you upon request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8358, Attention: Equity Syndicate Desk. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Dynasty Parties, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15.             This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Dynasty Parties and, to the extent provided in Sections 9, 10 and 11 hereof, the officers and directors of the Dynasty Parties and each person who controls any Dynasty Party or any Underwriter, or any director, officer, employee or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.             Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.

17.             The Dynasty Parties acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Dynasty Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Dynasty Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the Dynasty Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Dynasty Parties on other matters) or any other obligation to any of the Dynasty Parties except the obligations expressly set forth in this Agreement; (iv) each Dynasty Party has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each Dynasty Party agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Dynasty Party, in connection with such transaction or the process leading thereto.

18.             This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Dynasty Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

19.             This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Dynasty Parties agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Dynasty Parties agree to submit to the jurisdiction of, and to venue in, such courts.

20.             Each of the Dynasty Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.             This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.              Notwithstanding anything herein to the contrary, the Dynasty Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Dynasty Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.              Recognition of the U.S. Special Resolution Regimes.

(a)             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Dynasty Parties in accordance with its terms.

Very truly yours,

Dynasty Financial Partners Inc.

By:
Name:
Title:

Dynasty Financial Partners, LLC

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[●]	[●]
J.P. Morgan Securities LLC	[●]	[●]
Citigroup Global Markets Inc.	[●]	[●]
RBC Capital Markets, LLC	[●]	[●]
Keefe, Bruyette & Woods, Inc.	[●]	[●]
D. A. Davidson & Co.	[●]	[●]
Maxim Group LLC	[●]	[●]
Total	[●]	[●]

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic road show]

[Customer testimonial reel]

(b)	Additional documents incorporated by reference:

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●].

The number of Firm Shares purchased by the Underwriters from the Company is [●].

The number of Optional Shares to be sold by the Company at the option of the Underwriters is up to [●].

(d)	Written Testing-the-Waters Communications:

[None]

SCHEDULE III

[Holders]

ANNEX I

[Form of Press Release]

[Company]
[Date]

Dynasty Financial Partners Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the Company’s recent public sale of shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

[FORM OF LOCK-UP AGREEMENT]

Dynasty Financial Partners Inc.

Lock-Up Agreement

[•], 2022

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As representatives of the several Underwriters
named in Schedule I of the Underwriting Agreement

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Ave

New York, New York 10179

Re: Dynasty Financial Partners Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Dynasty Financial Partners Inc., a Delaware corporation (the “Company”) and Dynasty Financial Partners, LLC, a Delaware limited liability company, providing for a public offering (the “Offering”) of shares (the “Shares”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company (the “Securities”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Securities, or any options or warrants to purchase any Securities, or any securities convertible into, exchangeable or exercisable for or that represent the right to receive any Securities, including, without limitation, common equity units in Dynasty Financial Management, LLC (the “Units”) (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Securities or Derivative Instruments now owned or hereafter acquired by the undersigned or (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares, if any, the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Securities, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Shares:

(i) as a bona fide gift or gifts;

(ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin);

(iii) to any immediate family member;

(iv) as a distribution (a) to limited partners, members or stockholders of the undersigned or to any entity or individual that directly or indirectly controls, is controlled by or is under common control with the undersigned or (b) to any trust or other legal entity for which the undersigned or the undersigned’s spouse serves as a trustee or investment advisor; provided that any such transfer shall not involve a disposition for value;

(v) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;

(vii) pursuant to an order of a court or regulatory agency;

(viii) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer;

(ix) in connection with transactions by any person other than the Company relating to Securities acquired in open market transactions after the completion of the Offering;

(x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of shares of the Company’s Securities involving a Change of Control (as defined below), provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement;

(xi) to the Company pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Securities or Derivative Instruments or settlement of other equity-based awards granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package, where Securities or Derivative Instruments received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement;

(xii) the entry into a trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, that in the case of this clause (xii), sales under any such trading plan may not occur during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Lock-Up Period;

(xiii) by will or intestacy;

(xiv) to the Company for the purpose of satisfying tax withholding obligations upon the vesting or settlement of equity-based awards granted under a stock incentive plan or stock purchase plan of the Company described in the Pricing Disclosure Package; and

(xv) with the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC; provided, that:

1)            in the case of each transfer or distribution pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) and (xiii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and (b) any such transfer shall not involve a disposition for value;

2)            in the case of clauses (i), (iii), (iv), (v) and (vi), no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof; and

3)            in the case of clause (ii), no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Stock shall be voluntarily made during the Lock-Up Period or any extension thereof; if any such reports or filings shall be required (a) the undersigned shall provide Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein;

4)            for purposes of clause (x), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

5)            for purposes of clause (vii), (ix), (xi), (xiii) or (xiv), any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to (i) the sale of the undersigned’s Shares pursuant to the Underwriting Agreement; (ii) any exchange, transfer or sale in connection with, and as contemplated by, the Reorganization Transactions (as such term is defined in the Pricing Disclosure Package); or (iii) any exchange of Units for shares of the Class A Common Stock pursuant to the Amended and Restated Limited Liability Company Agreement of Dynasty Financial, LLC, provided that, in the case of this clause (iii) such Shares shall be subject to the provisions of this Lock-Up Agreement.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the shares of Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC that it does not intend to proceed with the Offering, or (iv) the Underwriting Agreement for the Offering is not executed by February 14, 2022, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title